                                                                EXHIBIT 3.4

      MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU

Date Received                                   (FOR BUREAU USE ONLY)
SEP 17 1996
ADJUSTED PURSUANT TO                                    FILED
TELEPHONE AUTHORIZATION                             SEP 17 1996
               STEVE                               Administrator
                                                   MI DEPARTMENT OF
                                            CONSUMER & INDUSTRY SERVICES
                                           CORPORATION, SECURITIES & LAND
                                                  DEVELOPMENT BUREAU
Name: Mark C. Larson
Address: Dykema Gossett PLLC
400 Renaissance Center
City      State      Zip Code
Detroit,  Michigan         48243                      Effective Date
DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE

                       ARTICLES OF ORGANIZATION B07-062
               FOR USE BY DOMESTIC LIMITED LIABILITY COMPANIES

     Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned execute the following Articles:

                                   ARTICLE I

          The name of the limited liability company is Key Plastics Technology, L.L.C.

                                   ARTICLE II

          The purpose or purposes for which the limited liability company is formed is to engage in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan.

                                  ARTICLE III

          The duration of the limited liability company is December 31, 2035 unless terminated earlier pursuant to statute or an operating agreement.

SEAL APPEARS ONLY ON ORIGINAL

                                   ARTICLE IV

        The address of the registered office and the mailing address is 21333 Haggerty Road, Suite 200, Novi, Michigan 48375. The name of the resident agent at the registered office is David C. Benoit.



        The undersigned are two of the members of the limited liability company and they signed these Articles on September 16, 1996.



                                      _________________________________
                                      David C. Benoit, Member



                                      KEY PLASTICS, INC. Member



                                 By:  __________________________________
                                      David C. Benoit
                                Its:  Chief Executive Officer



These Articles were prepared by

        Mark C. Larson
        Dykema Gossett PLLC
        400 Renaissance Center
        Detroit, Michigan 48243
        (313) 568-6582

Name of Person or Organization Remitting Fees:

Dykema Gossett PLLC




MCL:1916








SEAL APPEARS ONLY ON ORIGINAL

                                       2